UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 31, 2023, Selecta Biosciences, Inc. (the “Company”) and Swedish Orphan Biovitrum AB (publ.) (“Sobi”) entered into Amendment No. 1 (the “Amendment”) to the License and Development Agreement (as so amended, the “Agreement”) by and between the Company and Sobi. Pursuant to the Amendment, the Company granted Sobi an exclusive license to manufacture ImmTOR solely in connection with Sobi’s development of SEL-212 under the Agreement and is transferring certain contracts and manufacturing equipment to Sobi. Additionally, in connection with entry into the Amendment, Sobi agreed to make employment offers to certain of the Company’s employees engaged in ImmTOR manufacturing activities on or prior to a specified date, and the Company agreed not to terminate the employment of such employees prior to such specified date. As a result of the Amendment, the Company maintains no responsibilities to Sobi to manufacture, or supply Sobi with, ImmTOR under the Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Amendment, Peter Traber, the Company’s Chief Medical Officer, has agreed to serve as a consultant to Sobi and move to part-time status as the Company’s Chief Medical Officer, each effective as of November 6, 2023. On October 31, 2023, the Company and Dr. Traber entered into an amended and restated employment agreement (the “Amended Employment Agreement”), dated as of October 31, 2023, pursuant to which Dr. Traber’s working time and efforts to the business and affairs of the Company were reduced by 50%, his annual base salary was reduced to $250,000 and his target bonus for 2023 was adjusted such that it will be calculated based upon (i) his aggregate base salary through November 5, 2023 under his prior employment agreement plus (ii) his aggregate base salary from November 6 through the remainder of 2023 under the Amended Employment Agreement. The Amended Employment Agreement provides for continued vesting of awards previously granted to Dr. Traber under the Company’s equity compensation plans, subject to Dr. Traber’s continued employment and the terms of the applicable plan(s) and award agreement(s). The Amended Employment Agreement also provides that Dr. Traber’s severance benefits will be calculated based upon his annual base salary immediately prior to entry into the Amended Employment Agreement in the event that Dr. Traber is terminated without cause or resigns for good reason (each as defined in the Amended Employment Agreement) within six months following the effective date of the Amended Employment Agreement.
Item 8.01 Other Events.
On October 31, 2023, the Company issued a press release announcing the Amendment. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Selecta Biosciences, Inc. dated October 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: October 31, 2023	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer